UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
Current Report Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 19, 2010
W HOLDING COMPANY, INC.
(Exact name of registrant as specified in its charter)

Puerto Rico (State or other jurisdiction of incorporation)	001-16799 (Commission File Number)	66-0573197 (IRS Employer Identification No.)

19 West McKinley Street, Mayaguez, Puerto Rico (Address of principal executive offices)	00680 (Zip code)
Registrant’s telephone number, including area code: (787) 834-8000
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On January 19, 2010, Cornelius Tamboer resigned from the Boards of Directors of each of W Holding Company, Inc. (the “Company”) and its wholly owned commercial bank subsidiary, Westernbank Puerto Rico (the “Bank”). Mr. Tamboer’s resignation was not as a result of any disagreement with the Company regarding the Company’s operations, policies or practices.
     Chairman, President and CEO Frank C. Stipes said, “Director Tamboer has been both a friend and a source of strength to the Company and the Bank. His contributions are widely reflected and appreciated throughout the Westernbank family. On behalf of my fellow directors, officers and other employees of W Holding and Westernbank, I want to express my most sincere gratitude for Director Tamboer’s two decades of service and directorship to our organization.”

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

W HOLDING COMPANY, INC. (Registrant)
/s/ Lidio V. Soriano
	Name:	Lidio V. Soriano
Date: January 21, 2010	Title:	Chief Financial Officer